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As filed with the Securities and Exchange Commission on September 1, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

1-800 CONTACTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	87-0571643 (I.R.S. Employer Identification No.)
66 E. Wadsworth Park Drive Draper, Utah (Address of principal executive offices)	84020 (Zip Code)

1-800 CONTACTS, INC. 2004 STOCK INCENTIVE PLAN
(Full Title of the Plan)

R. Joe Zeidner
Chief Legal Officer and General Counsel
1-800 CONTACTS, INC.
66 E. Wadsworth Park Drive
Draper, Utah 84020
(801) 924-9800
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Dennis M. Myers, Esq.
Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $0.01 per share	350,000 shares	$13.94	$4,879,000	$619

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average high and low prices of the Registrant's common stock on August 30, 2004, as reported by the Nasdaq National Market.

(3)
Pursuant to Rule 429 of the Securities Act, a combined prospectus, relating to the 350,000 shares registered hereby and 620,000 shares registered pursuant to the registration statement filed on July 19, 2002 (Registration No. 333-96765) and the 521,140 (such number has subsequently been increased to 1,042,280 as a result of a subsequent 2-for-1 stock split) shares registered pursuant to the registration statement filed on August 11, 1998 (Registration No. 333-61205), will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 incorporates by reference the Registration Statement on Form S-8 filed by us on August 11, 1998 (Registration No. 333-61205) (the "Original Filing"). Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

        The documents containing the information specified in Part I will be delivered to participants in the plan covered by this registration statement, in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

        Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1-800 CONTACTS, INC. 1998 Incentive Stock Option Plan are available without charge by contacting:

Aaron Meyer
Corporate Controller
1-800 CONTACTS, INC.
66 E. Wadsworth Park Drive
Draper, Utah 84020
(801) 924-9800

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement. The following documents which we have filed with the Commission are incorporated in this registration statement by reference:

  (a)
  our Annual Report on Form 10-K for the fiscal year ended January 3, 2004 (File No. 0-23633);

  (b)
  our Quarterly Report on Form 10-Q for the quarter ended April 3, 2004 (File No. 0-23633);

  (c)
  our Quarterly Report on Form 10-Q for the quarter ended July 3, 2004 (File No. 0-23633); and

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  (d)
  the description of our common stock, par value $0.01 per share contained in Item 1 in our Registration Statement on Form 8-A filed with the Commission on January 20, 1998 (File No. 0-23633), including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        The financial statements and schedules of 1-800 CONTACTS, INC. as of December 29, 2001 and for the year then ended which appear in the January 3, 2004 Annual Report on Form 10-K of 1-800 CONTACTS, INC. which are incorporated by reference in this registration statement on Form S-8 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto.

        We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to its being named in this Form S-8 as having certified the financial statements of the Company as of December 29, 2001 and for the one year then ended, as required by Section 7 of the Securities Act. Accordingly, you will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act and therefore your right of recovery under that section may be limited as a result of the lack of consent.

Item 6. Indemnification of Directors and Officers.

        The information contained in the Original Filing is incorporated herein by reference.

Item 7. Exemption from Registration claimed.

        Not Applicable.

Item 8. Exhibits.

        See the Exhibit Index located at page 6, which is incorporated herein by reference.

Item 9. Undertakings.

        The information contained in the Original Filing is incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on this 1st day of September, 2004.

1-800 CONTACTS, INC.
By:	/s/ JONATHAN C. COON Jonathan C. Coon Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan C. Coon and R. Joe Zeidner, and each or either of them, his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JONATHAN C. COON Jonathan C. Coon	Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004
/s/ BRIAN W. BETHERS Brian W. Bethers	President and Chief Financial Officer (Principal Financial Officer)	September 1, 2004
/s/ AARON MEYER Aaron Meyer	Corporate Controller (Principal Accounting Officer)	September 1, 2004
John F. Nichols	Director	September , 2004
/s/ E. DEAN BUTLER E. Dean Butler	Director	September 1, 2004
/s/ BRADLEY T. KNIGHT Bradley T. Knight	Director	September 1, 2004
Jason S. Subotky	Director	September , 2004
/s/ STEPHEN A. YACKTMAN Stephen A. Yacktman	Director	September 1, 2004
/s/ THOMAS H. BOGGS, JR. Thomas H. Boggs, Jr.	Director	September 1, 2004
/s/ GARTH T. VINCENT Garth T. Vincent	Director	September 1, 2004

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Kirkland & Ellis LLP with respect to the legality of the shares of common stock being registered hereby.
23.1	Consent of Kirkland & Ellis LLP (included in opinion filed as Exhibit 5.1).
23.2	Consent of KPMG LLP with respect to the consolidated financial statements of the Company as of January 3, 2004 and December 28, 2002, and for each of the two years in the period ended January 3, 2004.
24	Power of Attorney (included in signature page to the registration statement).

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  Item 1. Plan Information
  Item 2. Registrant Information and Employee Plan Annual Information.
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
INDEX TO EXHIBITS